UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 9, 2008 (May 6, 2008)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            (b) On May 6, 2008, Phillip W. Roe resigned as our Chief Accounting Officer, effective the opening of business on May 31, 2008, which is the day Gary D. Willis is expected to commence employment with us as our new Senior Vice President, Controller & Chief Accounting Officer.  Mr. Roe will retain his other officer positions with us as Executive Vice President, Chief Financial Officer & Treasurer.

            (c) On May 6, 2008, our Board of Directors appointed Gary D. Willis as our new Senior Vice President, Controller & Chief Accounting Officer, effective May 31, 2008. Mr. Willis is 43 years old and most recently since February 2006 has served as the Senior Vice President and Chief Accounting Officer of LifePoint Hospitals, a hospital management company based in Brentwood, TN. Prior to that, Mr. Willis was Vice President and Controller of LifePoint from December 2002 to February 2006.

            (d) On May 6, 2008, our Board of Directors expanded its membership from five to seven directors and elected Alan M. Muney, M.D., and Michael J. Parsons to serve as two new directors to serve on our Board of Directors.

            Dr. Muney represents one of our equity sponsors, certain funds of The Blackstone Group L.P., on our Board of Directors pursuant to the terms of the Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”), dated as of September 23, 2004, concerning our parent company, VHS Holdings LLC.  Dr. Muney is an Executive Director in the Corporate Private Equity group at Blackstone.

            We have a transaction and monitoring fee agreement with an affiliate of Blackstone pursuant to which we are required to pay such affiliate an annual fee of $4.0 million for ongoing consulting and management advisory services. During our fiscal year ended June 30, 2007, we paid such Blackstone affiliate the annual $4.0 million fee referred to above. For further information about this transaction and monitoring fee agreement, see Item 13, “Certain Relationships and Related Transactions” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, which is incorporated herein by reference.

            Pursuant to the terms of the Operating Agreement, Mr. Parsons constitutes an independent director identified by our chief executive officer, Charles N. Martin, Jr. , and acceptable to Blackstone. He is currently a private investor. Previously, from May 1999 until July 2007, he served as Executive Vice President and Chief Operating

Officer of Triad Hospitals, Inc., a hospital management company which was acquired by Community Health Systems, Inc. on July 25, 2007. Mr. Parsons’ compensation package for serving on our Board of Directors is as set forth for all of our “independent directors” in Item 5.02(e) below. None of our other directors is currently “independent”, so none of our other directors receives this compensation package or any other compensation for serving on our Board of Directors. However, we pay or reimburse all of our directors, including Mr. Parsons, their travel expenses and other out-of-pocket costs incurred in connection with attendance at the meetings of our Board of Directors.

            (e) On May 6, 2008, our Board of Directors amended our 2004 Stock Incentive Plan to allow the granting of awards thereunder, including, without limitation, stock option grants, to be additionally granted to (1) a member of our Board of Directors or a member of the board of directors or board of representatives of one of our controlled affiliated entities and (2) those persons who have a service relationship to us or to one of our controlled affiliated entities, other than being a member of our board or of the board of one of our controlled affiliates. A copy of this Amendment No. 5 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference. For further information about our 2004 Stock Incentive Plan, see our disclosures under the subheading “Our 2004 Stock Incentive Plan” in Item 11, “Executive Compensation” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, which disclosures are  also incorporated herein by reference.

            Also, on May 6, 2008, our Board of Directors adopted a standardized director compensation plan for our independent directors of $60,000 per annum in cash plus an initial grant, upon election to our Board of Directors, of 85 options under our 2004 Stock Incentive Plan.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.	The exhibits filed as part of this Report are listed in the Exhibit Index which is located at the end of this Report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   May 9, 2008                                      VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                                    Ronald P. Soltman
                                                                                    Executive Vice President, General Counsel
                                                                                       & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Number 5 to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan, effective May 6, 2008.